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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 dated June 23, 1997 of our reports dated February 12, 1997 on our audits of the financial statements and the financial statement schedule of First Industrial, L.P. and the combined financial statements of the Contributing Businesses and of the combined financial statements of the Other Real Estate Partnerships and the incorporation by reference in this registration statement on Form S-3 of our report dated February 12, 1997 on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. and the combined financial statements of the Contributing Businesses which is included in the 1996 Annual Report on Form 10-K, and our report, dated February 11, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Acquisition Properties which is included in the Form 8-K dated February 12, 1997 as amended by Form 8-K/A No. 1 filed April 10, 1997, and our report dated March 26, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Lazarus Burman Properties which is included in the Form 8-K/A No. 1 filed April 10, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Chicago, Illinois
June 23, 1997